EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-96061
(To Prospectus dated July 3, 2003)



                      [INTERNET ARCHITECTURE HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust .

         The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                                    Primary
                                                                        Share       Trading
                 Name of Company                         Ticker        Amounts      Market
     ------------------------------------------------   --------      ---------  ------------
     3Com Corporation                                     COMS            3       Nasdaq NMS
     Adaptec, Inc.                                        ADPT            1       Nasdaq NMS
     Apple Computer, Inc.                                 AAPL            2       Nasdaq NMS
     Ciena Corporation                                    CIEN            2       Nasdaq NMS
     Cisco Systems, Inc.                                  CSCO           26       Nasdaq NMS
     Dell Inc.                                            DELL           19       Nasdaq NMS
     EMC Corporation                                      EMC            16          NYSE
     Extreme Networks, Inc.                               EXTR            2       Nasdaq NMS
     Foundry Networks, Inc.                               FDRY            1       Nasdaq NMS
     Gateway, Inc.                                        GTW             2          NYSE
     Hewlett-Packard Company                              HPQ          22.2225       NYSE
     International Business Machines Corporation          IBM            13          NYSE
     Juniper Networks, Inc.                               JNPR            2       Nasdaq NMS
     McDATA Corporation                                  MCDTA         0.58891    Nasdaq NMS
     Network Appliance, Inc.                              NTAP            2       Nasdaq NMS
     Roxio Inc.                                           ROXI         0.1646     Nasdaq NMS
     Sun Microsystems, Inc.                               SUNW           25       Nasdaq NMS
     Sycamore Networks, Inc.                              SCMR            2       Nasdaq NMS
     Unisys Corporation                                   UIS             2          NYSE
     Veritas Software Corporation                         VRTS          0.893     Nasdaq NMS


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.